DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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            BNY Mellon Growth and Income Fund, Inc.

-        BNY Mellon Growth and Income Fund, Inc.

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As you know, management of BNY Mellon Investment Adviser, Inc., the investment adviser of BNY Mellon Growth and Income Fund, Inc. (the "Fund"), recommended, and the Board of Directors for the Fund approved, a proposal to reorganize the Fund into Nationwide Dynamic U.S. Growth Fund (the “Acquiring Fund”). This reorganization will offer Fund shareholders certain potential benefits, including:

ü	The Acquiring Fund has a lower management fee and net expense ratio than the Fund.
ü

Access to the Nationwide Insurance companies' distribution platform and the commitment of Nationwide Fund Advisors, the investment adviser of the Acquiring Fund, to make the Acquiring Fund a focus for distribution following the consummation of the reorganization.

ü

If the Acquiring Fund achieves greater asset size following the reorganization, Fund shareholders could potentially benefit from economies of scale, including more efficient portfolio management and reduced costs over time.

WHAT DO WE NEED FROM YOU?

While the reorganization offers many potential benefits to Fund shareholders, the reorganization cannot be implemented without obtaining the required authorization from Fund shareholders. Accordingly, your vote is crucial.

Enclosed you will find a proxy card and business reply envelope. The proxy card includes information about the Special Meeting of Shareholders, which is being held to present this proposal, and instructions on how to vote on this matter. With the proxy campaign underway, we have received a favorable vote to date; however, the Fund has not received the necessary votes to meet the vote requirement. Unless a sufficient number of votes are obtained, the reorganization cannot take place.

AT THIS POINT, WE HAVE NOT RECEIVED YOUR VOTE AND WOULD GREATLY APPRECIATE YOU ACTING ON THIS MATTER TODAY. Please take a moment to review the proposal on the enclosed proxy card and in the Proxy Statement/Prospectus and vote using one of the convenient methods described below. For further information about the proposed reorganization or how to vote, you can reach us at 1-(800) 817-5468.

For more details on the proposed reorganization, including the risks associated with investments in the funds, the funds' service providers and other differences between the funds, please refer to the Proxy Statement/Prospectus. You may obtain another copy of that document by contacting us at 1-800-817-5468.

We greatly appreciate your consideration and attention to this matter.